Exhibit 10.22

March 23, 2005

Stephen P. Harrington
President
Touchstone Resources USA, Inc.
111 Presidential Boulevard, Suite 165
Bala Cynwyd, PA  19004

Dear Steve:

      Trident Growth Fund L.P. ("Trident") hereby agrees to extend the due date of Touchstone Resource USA, Inc.'s ("Touchstone") $2,100,000 Convertible Promissory Note from March 23, 2005 to a date no later than March 24, 2006 (the "Note Extension"). In addition, Trident agrees to waive the Cash Interest Coverage, the Cash Flow Coverage, the Current Ratio and the Registration Requirements to a date no later than March 24, 2006 (the "Requirement Waivers"). In consideration for the above Note Extension and Requirement Waivers, Touchstone will issue to Trident a Common Stock Purchase Warrant to purchase 100,000 shares of Touchstone's common stock at $1.20 per share. These Warrants shall have the same terms and conditions as the Warrants issued in the original loan transaction.

      If the above corresponds with our agreement, please execute the acknowledgement below as evidence of your agreement.

                                            Very truly yours,

                                            TRIDENT GROWTH FUND, L.P.
                                            BY: TRIDENT MANAGEMENT LLC,
                                                GENERAL PARTNER

                                            BY:/s/ Scotty Cook
                                                ------------------------------
                                                Scotty Cook, Authorized Member

Agreed and Accepted
This 23rd day of March, 2005

TOUCHSTONE RESOURCES USA, INC.

BY: /s/ Stephen P. Harrington
    --------------------------------
    Stephen P. Harrington, President